EXHIBIT 10.49

         [FORM OF STOCK OPTION AGREEMENT FOR EXECUTIVE OFFICERS]

                           VION PHARMACEUTICALS, INC.
                             STOCK OPTION AGREEMENT

     THIS AGREEMENT (the "Agreement"), made as of the <<Grant Date>>
by and between VION PHARMACEUTICALS, INC., a Delaware corporation (the
"Company"), and <<Grantee Name>>, <<Grantee Address>>
(the "Holder").

     WHEREAS, the Committee has determined that it would be to the advantage and interest of the Company to grant the option provided for herein to the Holder pursuant to the terms of the Company's 2003 Stock Option Plan, as amended (the
"Plan"), the terms of which are incorporated by reference herein. NOW,
THEREFORE, the parties hereto agree as follows:

     1. The Company hereby grants to the Holder, as of the date hereof, a
<<Grant Type>> stock option to purchase all or any part of
<<Number of Options Granted>> shares of Common Stock of the Company, par value $.01 per share, at a price per share of $<<Option Price>>
(the "Option") upon the terms and conditions set forth herein and the Plan.

     2. The Option shall expire on the tenth anniversary of the date hereof, unless sooner terminated as provided herein.

     3. The Option will vest during the Holder's employment or other service on successive anniversaries of the date hereof, on a cumulative basis, at the rate of twenty-five percent (25%) per year for four (4) years, unless vesting is accelerated upon a "Change of Control" as provided herein or as otherwise provided in the Plan.

     4. The Holder may exercise all or part of the exercisable portion of the
Option by giving the Company written notice specifying the number of shares to be purchased accompanied by payment in full, in cash, certified check, bank check and/or such other form of payment as may be approved by the Committee, of the exercise price together with the amount, if any, necessary to enable the
Company to satisfy its tax withholding obligations with respect to such exercise.

     5. The Option shall not be transferable by the Holder other than by will or by the laws of descent and distribution. The Option shall be exercisable during the Holder's lifetime only by the Holder. Any attempt by the Holder or any other person claiming against, through or under the Holder to cause the Option or any part of it to be transferred or assigned in any manner and for any purpose shall be null and void and without effect upon the Company, the Holder or any other person.

     6. If the Holder's employment or other service terminates, the portion of the Option that is not exercisable on the date of termination shall immediately terminate and the portion of the Option that is exercisable on the date of termination shall remain exercisable for a period of time, if any, following the termination date (but in no event beyond the expiration of the term hereof) as follows: (i) if such termination is due to death or Disability, for one year;
(ii) if such termination is due to Cause, the Option shall immediately terminate; and (iii) if such termination is for any reason (other than death,
Disability or Cause), for three (3) months.

     7. The Committee has the power to cancel, rescind, suspend, withhold or otherwise limit or restrict the unexpired Option if the Holder is not in compliance with all material provisions of this Agreement and the Plan or if the
Holder engages in any "Detrimental Activities."

     8. If there is a "Change of Control" (as defined below) of the Company, then the Option shall become fully exercisable, whether or not the vesting conditions set forth above have been satisfied, and the Holder shall have the right to exercise the Option prior to such Change of Control and for as long thereafter as the Option shall remain in effect in accordance with the terms hereof and the provisions of the Plan. For purposes hereof, a "Change of
Control" of the Company is deemed to occur if:

         (i) there occurs (A) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the
Common Stock would be converted into cash, securities or other property, other than (1) a consolidation or merger of the Company in which the holders of the
Company's voting securities immediately prior to the consolidation or merger have the same proportionate ownership of voting securities of the surviving corporation immediately after the consolidation or merger, or (2) a consolidation or merger which would result in the voting securities of the
Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors
(or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company's assets;

         (ii) the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

         (iii) any person (as such term is used in Sections 13(d) and 14(d)(2)
of the Exchange Act) shall become the beneficial owner (within the meaning of
Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the
Company's voting securities other than pursuant to a plan or arrangement entered into by such person and the Company; or

         (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     9. No shares of Common Stock shall be issued in respect of the exercise of the Option until full payment therefore has been made and any applicable tax withholding obligation has been satisfied. The Holder shall have no rights as a stockholder with respect to the shares covered by the Option until the date a stock certificate for such shares is issued to the Holder.

     10. As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the Option shall be conditioned upon such shares being listed on such exchange or system. If at any time counsel to the
Company shall be of the opinion that any sale or delivery of shares of Common
Stock pursuant to the Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or the Option, and the right to exercise the Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes on the Company.

     11. Any notice to the Company provided for in this Agreement shall be addressed to the Company's Corporate Secretary, c/o Vion Pharmaceuticals, Inc.,
4 Science Park, New Haven, Connecticut 06511, and any notice to the Holder shall be addressed to the Holder at the Holder's address now on file with the Company, or to such other address as either may last have designated to the other by notice as provided herein. Notice may be given by hand delivery (including federal express or an equivalent overnight delivery service), by facsimile transmission, with receipt confirmed, or by registered or certified mail. Any notice given by hand or facsimile shall be deemed to be given on the date of delivery or transmission, and any notice mailed by registered or certified mail shall be deemed to be given on the third business day after mailing.

     12. This Agreement is subject to all the terms, conditions and provisions of the Plan and to such rules, regulations and interpretations as may be established or made by the Committee acting within the scope of its authority and responsibility under the Plan. The Holder acknowledges receipt of a copy of the Plan prior to execution of this Agreement. Capitalized terms that are not defined herein shall have the meanings ascribed thereto in the Plan. The applicable provisions of the Plan shall govern in any situation where this
Agreement is silent or where the applicable provisions of this Agreement are contrary to or not reconcilable with such Plan provisions. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by the Option, the determinations of the
Committee shall be conclusive, final and binding upon the Holder and upon any other person who shall assert any right pursuant to this Agreement.

     13. Nothing in this Agreement shall confer upon the Holder any right with respect to the continuation of employment or other service with the Company or interfere in any way with the right of the Company to terminate the employment or other service of the Holder.

     14. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.

     15. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings between the parties hereto. This Agreement may not be modified, other than as provided in the Plan, except by written instrument executed by the parties hereto.

     IN WITNESS WHEREOF, this Agreement is made and entered into as of the date first above written.

                                              VION PHARMACEUTICALS, INC.

                                              By:
                                                  -----------------------------
                                                   Name:
                                                   Title:
ACCEPTED AND AGREED:

---------------------------
<<Grantee Name>>